Exhibit 99.1

PLAN OF CONVERSION

This PLAN OF CONVERSION (“Plan of Conversion”), adopted as of July 29, 2019, sets forth certain terms of the conversion of TravelCenters of America LLC, a Delaware limited liability company (the “Company”), to a Maryland corporation to be named “TravelCenters of America Inc.” (the “Corporation”), pursuant to the provisions of the Delaware Limited Liability Company Act (the “DLLCA”) and the Maryland General Corporation Law (the “MGCL”).

WITNESSETH

WHEREAS, the Company was formed as a limited liability company in accordance with the DLLCA and is currently governed by the Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 7, 2016 (the “LLC Agreement”) and the Amended and Restated Bylaws of the Company, dated as of September 7, 2016;

WHEREAS, upon the terms and subject to the conditions of this Plan of Conversion and in accordance with the DLLCA and the MGCL, the Company will be converted to a Maryland corporation pursuant to and in accordance with Section 18-216 of the DLLCA and Section 3-902 of the MGCL (the “Conversion”);

WHEREAS, this Plan of Conversion supersedes and replaces that certain plan of conversion adopted by the Board of Directors of the Company on May 23, 2019;

WHEREAS, the Conversion shall be conditioned upon the receipt by the Company of any necessary approvals; and

WHEREAS, in connection with the Conversion, the Board of Directors of the Company has determined to effect a reverse split (the “Reverse Stock Split”) such that pursuant to the Conversion, each five (5) shares of the Company’s common shares (“Common Shares”), issued and outstanding immediately prior to the Effective Time (as defined below), will be automatically converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Corporation, par value $0.001 per share (the “Common Stock”), provided that no fractional share interests will be issued as a result of the Conversion, and in lieu of any such fractional share interests, the holder thereof will be entitled, upon the Effective Time, to receive a cash payment as provided in this Plan of Conversion.

NOW, THEREFORE, upon the terms and subject to the conditions of this Plan of Conversion and in accordance with the DLLCA and the MGCL, upon the filing and effectiveness of the Delaware Certificate of Conversion (as defined below) in the State of Delaware and the Maryland Articles of Conversion and the Articles of Incorporation (each as defined below) in the State of Maryland, the Company shall be converted to the Corporation.

ARTICLE I
THE CONVERSION

SECTION 1.01             The Conversion. At the Effective Time (as defined below), the Company shall be converted to the Corporation.

(a)           At the Effective Time, for all purposes of the laws of the State of Delaware, (i) the Conversion shall be deemed a continuation of the existence of the Company in the form of a Maryland corporation, (ii) all of the rights, privileges and powers of the Company, all property, real, personal and mixed, all debts due to the Company, and all other things and causes of action belonging to the Company shall remain vested in, and be the property of, the Corporation, and (iii) the title to real property vested by deed or otherwise in the Company shall not revert or be in any way impaired by reason of any provision of the DLLCA. The Conversion shall not (x) require the Company to wind up its affairs under Section 18-803 of the DLLCA or to pay its liabilities and distribute its assets under Section 18-804 of the DLLCA, or (y) constitute a dissolution of the Company. Following the Conversion, all rights of creditors and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall remain attached to the Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a corporation. Neither the rights, privileges, powers and interests in property of the Company, nor the debts, liabilities and duties of the Company, shall be deemed, as a consequence of the Conversion, to have been transferred to the Corporation for any purpose of the laws of the State of Delaware.

(b)           At the Effective Time, for all purposes of the laws of the State of Maryland, (i) the Corporation shall be deemed to be the same entity as the Company, (ii) all the assets of the Company, including any legacies that it would have been capable of taking, vest in and devolve on the Corporation without further act or deed and shall be the property of the Corporation, and the title to any real property vested by deed or otherwise in the Company shall not revert or be in any way impaired by reason of the Conversion, and (iii) the Conversion shall not affect, invalidate, terminate, suspend, or nullify any licenses, permits, or registrations granted to the Company before the Conversion.

SECTION 1.02             Effective Time. Subject to the prior satisfaction of all conditions to the Conversion set forth in Section 1.05, the Company shall file the Certificate of Conversion in the form attached hereto as Exhibit A (the “Delaware Certificate of Conversion”) with the Secretary of State of the State of Delaware pursuant to Section 18-206 of the DLLCA, and the Articles of Conversion in the form attached hereto as Exhibit B (the “Maryland Articles of Conversion”) and the Articles of Incorporation of the Corporation in the form attached hereto as Exhibit C (the “Articles of Incorporation”) with the State Department of Assessments and Taxation of Maryland pursuant to Sections 3-902 and  3-903 of the MGCL. The Conversion shall become effective at the post-filing effective time stated in each of the Delaware Certificate of Conversion and the Maryland Articles of Conversion (the “Effective Time”).

SECTION 1.03             Articles of Incorporation and Bylaws. At and after the Effective Time, the Articles of Incorporation and the Bylaws of the Corporation (the “Bylaws”) shall be in the forms attached hereto as Exhibit C and Exhibit D, respectively, unless and until amended in accordance with their terms and the MGCL.

SECTION 1.04             Directors and Officers.

(a)           At the Effective Time, the names of the persons who are to serve as the initial directors of the Corporation until his or her successor is duly elected and qualified and the class in which such director initially shall serve are Joseph L. Morea (Class I Director), Andrew J. Rebholz (Class I Director), Adam D. Portnoy (Class II Director), Barbara D. Gilmore (Class II Director) and Lisa Harris Jones (Class III Director). The address of each of the initial directors of the Corporation is c/o TravelCenters of America Inc., 24601 Center Ridge Road, Westlake, Ohio 44145. Each director shall hold office for the term for which such director is elected and thereafter until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

(b)           At the Effective Time, the officers of the Corporation shall be as listed on Exhibit E hereto. Each officer shall hold such office until such officer’s successor is elected or until such officer’s earlier death, resignation, retirement, disqualification or removal.

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SECTION 1.05             Conditions to Completion of the Conversion.  Notwithstanding anything to the contrary in this Plan of Conversion, the completion of the Conversion shall be subject to and conditioned upon the receipt of all consents, waivers, and estoppels of third parties which the appropriate officers of the Company deem necessary or appropriate in connection with the Conversion.

SECTION 1.06             Amendment of Plan of Conversion; Abandonment of Conversion. This Plan of Conversion may be amended from time to time, and this Plan of Conversion may be terminated and the Conversion abandoned at any time, in each case at the sole discretion of the Board of Directors of the Company.

ARTICLE II
EFFECT OF THE CONVERSION ON COMMON SHARES

SECTION 2.01             Conversion of Common Shares. At the Effective Time, in each case without any action required on the part of the Company, the Corporation or any other Person, each five (5) Common Shares issued and outstanding immediately prior to the Effective Time shall be automatically converted into one (1) validly issued, fully paid and nonassessable share of Common Stock; provided that no fractional shares of Common Stock shall be issued as a result of the Conversion and the Reverse Stock Split, and in lieu of any such fractional shares of Common Stock, any such holder thereof shall be entitled to receive in lieu thereof cash in an amount equal to the product of such fractional shares of Common Stock multiplied by the closing price of the Common Stock, as reported on The Nasdaq Stock Market LLC, on the last trading day immediately prior to the date of the Effective Time (as adjusted to give effect to the Reverse Stock Split).

SECTION 2.02             Stock Certificates. Ownership of shares of any class of stock of the Corporation shall be represented in book entry form, or, at the election of a stockholder, by certificates.  At and after the Effective Time, any certificate that, immediately prior to the Effective Time, evidenced Common Shares shall thereafter represent the number of shares of Common Stock into which such Common Shares shall have been converted at the Effective Time pursuant to this Plan of Conversion and the right to receive a cash payment in lieu of any Common Shares not converted into Common Stock, unless and until such certificate is surrendered to the Corporation for cancellation.

SECTION 2.03             No Further Rights in Common Shares. The shares of Common Stock into which the Common Shares shall have been converted as a result of the Conversion and the Reverse Stock Split shall be deemed to have been issued in full satisfaction of all rights pertaining to such Common Shares.

ARTICLE III
MISCELLANEOUS

SECTION 3.01             Tax Matters.  The Conversion is intended to qualify as a reorganization described in Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Corporation and the Company are each intended to be “a party to a reorganization” within the meaning of Section 368(b) of the Code.

SECTION 3.02             Governing Law.  This Plan of Conversion shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provisions or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdictions other than the State of Delaware.

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SECTION 3.03             Further Assurances.  The Company (and, following the Conversion, the Corporation) shall execute, deliver, file and record, or cause to be executed, delivered, filed or recorded, such further agreements, instruments and other documents, and take, or cause to be taken, such further actions, as the other party hereto may reasonably request as being necessary or advisable to effect or evidence the transactions contemplated by this Plan of Conversion.

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EXHIBIT A

Form of Delaware Certificate of Conversion

[see attached]

EXHIBIT B

Form of Maryland Articles of Conversion

[see attached]

EXHIBIT C

Form of Articles of Incorporation

[see attached]

EXHIBIT D

Form of Amended and Restated Bylaws

[see attached]

EXHIBIT E

Officers of the Corporation

Name	Office
Andrew J. Rebholz	Chief Executive Officer
Barry A. Richards	President and Chief Operating Officer
William E. Myers II	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
Mark R. Young	Executive Vice President and General Counsel
Rodney P. Bresnahan	Executive Vice President, Retail Operations
John T. McGary Jr.	Executive Vice President, Commercial Operations
Jennifer B. Clark	Secretary